Exhibit 99.1

Press Release

Gulfport Energy Reports Fourth Quarter and Full-Year 2008 Results

OKLAHOMA CITY (March 10, 2009) Gulfport Energy Corporation (NASDAQ: GPOR) today reported financial and operational results for the quarter and year ended December 31, 2008, and provided updates on its 2009 activities.

For the quarter ended December 31, 2008, Gulfport reported a loss of $225.0 million, or $5.28 per diluted share, impacted by an impairment of oil and gas assets totaling $272.7 million, or $6.40 per diluted share. EBITDA (as defined below) for the fourth quarter was $62.8 million, compared to $19.1 million in 2007. Cash flow from operating activities before changes in working capital for 2008 totaled $60.9 million, compared to $18.5 million in fourth quarter 2007.

For the year ended December 31, 2008, Gulfport reported a loss of $184.5 million, or $4.33 per diluted share, impacted by an impairment of oil and gas assets totaling $272.7 million, or $6.40 per diluted share. EBITDA (as defined below) for 2008 was $136.0 million, compared to $71.2 million in 2007. Cash flow from operating activities before changes in working capital for 2008 totaled $131.5 million, compared to $69.3 million in 2007.

Financial Summary

•	Increased full-year oil and gas sales volumes to 1.76 million barrels of oil equivalent (“BOE”) in 2008, an 8% increase year-over-year

•	Increased average daily oil and gas sales volumes in the fourth quarter of 2008 to 5,393 barrels of oil equivalent per day (“BOEPD”), a 15% increase from the fourth quarter of 2007

•	Terminated our 2009 fixed price contracts in December of 2008 covering 3,000 barrels of oil per day (“BOPD”) throughout 2009 for a cash payment of $39 million

•	Renewed hedge position covering 825,000 barrels of oil in 2009 and 789,000 barrels of oil in 2010

•

Reduced debt outstanding on revolving credit facility from $89.5 million as of September 30, 2008 to $64.5 million as of December 31, 2008; current revolver balance as of February 28, 2009 was $59.0 million

•	Executing a companywide directive focused on reducing costs and improving returns in the face of a low commodity price environment

Production

For the fourth quarter of 2008, net production was 452,105 barrels of oil, 153,095 thousand cubic feet (“MCF”) of natural gas and 778,584 gallons of natural gas liquids (“NGL”), or 496,159 BOE. Net production for the fourth quarter of 2008 by region was

395,194 BOE in Southern Louisiana, 73,048 BOE in the Permian Basin and 27,917 BOE in the Bakken. For the year, Gulfport recorded net production of 1,583,866 barrels of oil, 712,087 MCF of natural gas and 2,583,233 gallons of NGL, or 1,764,053 BOE.

Realized price, which includes transportation costs, for the fourth quarter was $80.05 per barrel of oil, $6.25 per MCF of natural gas and $0.60 per gallon of NGL, for a total equivalent of $75.82 per BOE. Realized price, which includes transportation costs, for full-year 2008 was $83.23 per barrel of oil, $9.23 per MCF of natural gas and $1.26 per gallon of NGL, for a total equivalent of $80.30 per BOE.

Reserves

Gulfport reported year-end 2008 total proved reserves of 21.8 million barrels of oil and 22.2 billion cubic feet of natural gas, or 25.5 million BOE. The Company’s total expenditures for finding, developing and acquiring in 2008 were $94.7 million. A table summarizing reserves and total cost incurred can be found at the end of this release.

The present value of the future net cash flow before income taxes of Gulfport’s estimated proved reserves at year-end 2008 using a 10% discount rate (PV10) was approximately $126 million based upon period-end prices of $41.00 per barrel of oil and $5.71 per MMbtu of natural gas before adjustments for differentials and transportation.

Fixed Price Contracts

Subsequent to the termination of its 2009 fixed price contracts for a cash payment of $39 million, Gulfport has added new fixed price contracts to sell 825,000 and 789,000 barrels of oil in 2009 and 2010, respectively. For April 1 through August 31, 2009, Gulfport has entered into contracts to sell 3,000 BOPD at a weighted average price of $55.17, before adjustments for applicable differentials and transportation costs. From September 1, 2009 though February 28, 2010, Gulfport has entered into contracts to sell 3,000 BOPD at a weighted average price of $54.81, before adjustments for applicable differentials and transportation costs. From March 1, 2010 though December 31, 2010, Gulfport has entered into contracts to sell 2,000 BOPD at a weighted average price of $57.35, before adjustments for applicable differentials and transportation costs. Through the addition of these contracts, Gulfport has hedged approximately 50% of current net production. A table summarizing our fixed price contracts can be found at the end of this release.

Cost Reduction Directive

To combat significant declines in the price of oil during the second half of 2008, management issued a series of directives aimed at reducing capital spending and operating costs. As a result, Gulfport reduced drilling activity to a minimum in the fourth quarter of 2008, laying down all rigs in Southern Louisiana and the Permian and only selectively participating in wells in the Bakken. Gulfport has already received indications of 20% to 25% in cost reductions and is targeting an additional 10% to 20% reduction.

Operations personnel are also acting to reduce operating costs. In addition to working with suppliers and service providers to reduce operating costs, Gulfport is exploring new techniques in compression and chemical treatment which are expected to add efficiency.

Operational Summary

•	Achieved a 92% drilling success rate in Southern Louisiana in 2008

•	Drilled five wells at Hackberry with encouraging results in 2008

•	Further developed Permian Basin properties by adding 15.5 net wells in 2008

•	Conducted extensive scientific evaluation of Permian Basin properties through micro-stim studies, electric log suites, well coring, and swab testing

•	Participated in 37 gross wells in the Bakken, booking 823,000 BOE of proved reserves in 2008

•	Grizzly completed its 2008-2009 winter drilling program, further delineating acreage in the Canadian Oil Sands.

Operations

In Southern Louisiana, Gulfport drilled eight wells at WCBB and five wells at Hackberry, completing twelve wells as producers and combining for a 92% success rate from the region in 2008. Results from the 2008 drilling program at Hackberry were particularly encouraging, with production rates and decline curves performing as expected. During the fourth quarter of 2008, Gulfport performed twelve recompletions at WCBB and two recompletions at Hackberry before releasing the completion rigs in early December. Total recompletions for 2008 were 48 at WCBB and seven at Hackberry.

Scientific evaluation and study of Gulfport’s Permian Basin properties is ongoing. Having cored a well, run extensive electric log suites and conducted a micro-stim study, data is now being correlated through interval isolation and swab testing. In addition, significant effort has been applied towards negotiating lower costs with vendors and service providers.

In Canada, Grizzly has completed its 2008-2009 winter drilling program. Grizzly drilled a total of 15 locations at Algar Lake and Kodiak including one successful water supply test. Results from the recent drilling season add to the developable acreage at Algar Lake. Grizzly plans to postpone significant capital spending in Canada until such time as prices support oil sands development.

During 2008, Gulfport participated in 37 gross wells in the Bakken. At year-end 2008, Gulfport booked total proved reserves of 823,000 BOE from the Bakken. While drilling results in the Bakken continue to be compelling, transportation costs and crude price differentials have slowed development in the play.

In Thailand, the Phu Horm field produced at an average daily rate of 83 million cubic feet of gas and 433 barrels of oil. At present, a 3-D seismic survey is underway on concession blocks L27/43 and L16/50 of Gulfport’s acreage. Gulfport expects to receive the seismic data for interpretation within 3 months.

Management’s Comments

Jim Palm, Gulfport’s Chief Executive Officer, commented, “We are pleased to report solid operational results for 2008. Looking toward the future, we will continue to focus on operational excellence, financial strength, and effective risk management as key value components to support our compelling asset portfolio.”

Presentation

An updated presentation has been posted to the Company’s website. The presentation can be found at www.gulfportenergy.com under the “Webcasts & Presentations” section on the “Investor Relations” page. Information on the Company’s website does not constitute a portion of this press release.

Conference Call

Gulfport Energy will host a conference call today at 11:00 a.m. CDT time to discuss its fourth quarter and full-year 2008 financial and operational results. Interested parties may listen to the call via Gulfport’s website at www.gulfportenergy.com or by calling 1-866-700-7477. The passcode for the call is 58569741. A replay of the call will be available for two weeks at 1-888-286-8010. The replay passcode is 38405946. The webcast will be archived on the Company’s website and can be accessed on the Company’s “Investor Relations” page.

About Gulfport

Gulfport Energy Corporation is an Oklahoma City-based independent oil and natural gas exploration and production company with its principal producing properties located along the Louisiana Gulf Coast and the Permian Basin in West Texas. Gulfport also holds a sizeable acreage position in the Alberta Oil Sands in Canada through its interest in Grizzly Oil Sands ULC. In addition, Gulfport is participating in numerous wells in the Bakken play in the Williston Basin in North Dakota.

Forward Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included in this news release that address activities, events or developments that Gulfport expects or anticipates will or may occur in the future, including such things as future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strength, goals, expansion and growth of Gulfport’s business and operations, plans, market conditions, references to future success, reference to intentions as to future matters and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by Gulfport in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with Gulfport’s expectations and predictions is subject to a number of risks and uncertainties, general economic, market or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by Gulfport; competitive actions by other oil and gas companies; changes in laws or regulations; and other factors, many of which are beyond the control of Gulfport. Information concerning these and other factors can be found in the company’s filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K. Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by Gulfport will be realized, or even if realized, that they will have the expected consequences to or effects on Gulfport, its business or operations. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Non-GAAP Financial Measures

EBITDA is a non-GAAP financial measure equal to net income, the most directly comparable GAAP financial measure, plus interest expense, income tax expense (benefit), accretion expense, impairment of oil and gas properties and depreciation, depletion and amortization. Cash flow from operating activities before changes in operating assets and liabilities is a non-GAAP financial measure equal to cash flows from operating activities before changes in operating assets and liabilities. The Company has presented EBITDA because it uses EBITDA as an integral part of its internal reporting to measure its performance and to evaluate the performance of its senior management. EBITDA is considered an important indicator of the operational strength of the Company’s business. EBITDA eliminates the uneven effect of considerable amounts of non-cash depletion, depreciation of tangible assets and amortization of certain intangible assets. A limitation of this measure, however, is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s business. Management evaluates the costs of such tangible and intangible assets and the impact of related impairments through other financial measures, such as capital expenditures, investment spending and return on capital. Therefore, the Company believes that EBITDA provides useful information to its investors regarding its performance and overall results of operations. EBITDA and cash flow from operating activities before changes in operating assets and liabilities are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, either net income as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. In addition, EBITDA and cash flow from operating activities before changes in operating assets and liabilities are not intended to represent funds available for dividends, reinvestment or other discretionary uses, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The EBITDA and cash flow from operating activities before changes in operating assets and liabilities presented in this press release may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in the Company’s various agreements.

Investor & Media Contact:

Paul K. Heerwagen

Investor Relations

pheerwagen@gulfportenergy.com

405-242-4888

GULFPORT ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Revenues:
Gas sales	$958,000	$2,050,000	$6,570,000	$6,043,000
Oil and condensate sales	36,189,000	28,760,000	131,825,000	100,120,000
Natural gas liquids sales	471,000	—	3,255,000	—
Other income (expense)	(52,000)	(337,000)	(433,000)	(325,000)

	37,566,000	30,473,000	141,217,000	105,838,000

Costs and expenses:
Lease operating expenses	7,950,000	5,543,000	22,856,000	16,670,000
Production taxes	4,415,000	3,650,000	15,813,000	12,667,000
Depreciation, depletion, and amortization	13,560,000	9,553,000	42,472,000	29,681,000
Impairment of oil and gas assets	272,722,000	—	272,722,000	—
General and administrative	1,573,000	2,375,000	6,843,000	5,802,000
Accretion expense	143,000	139,000	560,000	554,000

	300,363,000	21,260,000	361,266,000	65,374,000

INCOME (LOSS) FROM OPERATIONS:	(262,797,000)	9,213,000	(220,049,000)	40,464,000

OTHER (INCOME) EXPENSE:
Interest expense	1,360,000	1,112,000	4,762,000	3,091,000
Settlement of fixed price contracts	(39,000,000)	—	(39,000,000)	—
Insurance proceeds	—	—	(769,000)	—
Interest income	(136,000)	(180,000)	(540,000)	(523,000)

	(37,776,000)	932,000	(35,547,000)	2,568,000

INCOME (LOSS) BEFORE INCOME TAXES	(225,021,000)	8,281,000	(184,502,000)	37,896,000

INCOME TAX EXPENSE (BENEFIT):	(20,000)	64,000	—	121,000

NET INCOME (LOSS)	$(225,001,000)	$8,217,000	$(184,502,000)	$37,775,000

NET INCOME (LOSS) PER COMMON SHARE:

Basic	$(5.28)	$0.21	$(4.33)	$1.03

Diluted	$(5.28)	$0.21	$(4.33)	$1.01

Basic weighted average shares outstanding	42,630,837	38,928,001	42,599,611	36,774,163

Diluted weighted average shares outstanding	42,630,837	39,603,819	42,599,611	37,451,098

GULFPORT ENERGY CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31, 2008	December 31, 2007
Assets

Current assets:
Cash and cash equivalents	$5,944,000	$2,764,000
Accounts receivable—oil and gas	12,543,000	10,510,000
Accounts receivable—related parties	1,101,000	2,208,000
Prepaid expenses and other current assets	1,045,000	1,346,000

Total current assets	20,633,000	16,828,000

Property and equipment:
Oil and natural gas properties, full-cost accounting, $22,543,000 and $37,278,000 excluded from amortization in 2008 and 2007, respectively	599,761,000	484,487,000
Other property and equipment	7,168,000	7,108,000
Accumulated depletion, depreciation, amortization and impairment	(444,690,000)	(129,496,000)

Property and equipment, net	162,239,000	362,099,000

Other assets:
Equity investments	25,440,000	33,822,000
Other assets	3,755,000	6,388,000
Note receivable—related party	9,153,000	—
Deferred tax asset	653,000	—

Total other assets	39,001,000	40,210,000

Total assets	$221,873,000	$419,137,000

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable and accrued liabilities	$27,772,000	$39,848,000
Asset retirement obligation—current	635,000	480,000
Current maturities of long-term debt	815,000	808,000

Total current liabilities	29,222,000	41,136,000

Asset retirement obligation—long-term	8,634,000	8,154,000
Long-term debt, net of current maturities	69,916,000	65,725,000

Total liabilities	107,772,000	115,015,000

Commitments and contingencies

Preferred stock, $.01 par value; 5,000,000 authorized, 30,000 authorized as redeemable 12% cumulative preferred stock, Series A; 0 issued and outstanding	—	—

Stockholders’ equity:

Common stock—$.01 par value, 55,000,000 authorized, 42,639,201 issued and outstanding in 2008 and 42,453,587 in 2007	426,000	424,000
Paid-in capital	273,343,000	271,807,000
Accumulated other comprehensive income	(4,803,000)	2,254,000

Retained earnings (deficit)	(154,865,000)	29,637,000

Total stockholders’ equity	114,101,000	304,122,000

Total liabilities and stockholders’ equity	$221,873,000	$419,137,000

Gulfport Energy Corporation

Reconciliation of EBITDA and Cash Flow

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
Net income (loss)	$(225,001,000)	$8,217,000	$(184,502,000)	$37,775,000
Interest expense	1,360,000	1,112,000	4,762,000	3,091,000
Income tax expense (benefit)	(20,000)	64,000	—	121,000
Accretion expense	143,000	139,000	560,000	554,000
Impairment of oil and gas properties	272,722,000	—	272,722,000	—
Depreciation, depletion, and amortization	13,560,000	9,553,000	42,472,000	29,681,000

EBITDA	$62,764,000	$19,085,000	$136,014,000	$71,222,000

	Three Months Ended		Twelve Months Ended
	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
Cash provided by operating activities	$60,060,000	$21,669,000	$135,323,000	$68,902,000
Adjustments:
Changes in operating assets and liabilities	851,000	(3,184,000)	(3,844,000)	430,000

Operating Cash Flow	$60,911,000	$18,485,000	$131,479,000	$69,332,000

Gulfport Energy Corporation

Supplemental Information on Oil and Gas Exploration and Production Activities

Unaudited

Total Oil and Natural Gas Proved Reserves	(M BOE)

Proved Reserves
December 31, 2007	29,158

Purchases in place	81
Revisions	(3,642)
Extensions, discoveries and other additions	1,643
Sales in place	—
Production	(1,763)

December 31, 2008	25,477

Costs Incurred in Oil and Gas Property Acquisition and Development Activities	($)

2008
Acquisition	$2,468,000
Development of proved undeveloped properties	64,643,000
Exploratory	9,764,000
Recompletions	16,877,000
Capitalized asset retirement obligation	934,000

Total	$94,686,000

Gulfport Energy Corporation

Production Schedule

(Unaudited)

	4Q2008	4Q2007	2008	2007
Production Volumes:

Oil (MBbls)	452.1	385.2	1,583.9	1,500.8
Gas (MMcf)	153.1	285.0	712.1	816.5
NGL (Gal)	778.6	0.0	2,583.2	0.0
Oil equivalents (MBOE)	496.2	432.7	1,764.1	1,636.9

Average Realized Price:

Oil (per Bbl)	$80.05	$74.66	$83.23	$66.71
Gas (per Mcf)	$6.25	$7.19	$9.23	$7.40
NGL (per Gal)	$0.60	$0.00	$1.26	$0.00
Oil equivalents (BOE)	$75.82	$71.20	$80.30	$64.86

Fixed Price Contracts

2009			2010
Month	Average Weighted Price	Barrels Per Day	Month	Average Weighted Price	Barrels Per Day
			January-10	$54.81	3000
			February-10	$54.81	3000
			March-10	$57.35	2000
April-09	$55.17	3000	April-10	$57.35	2000
May-09	$55.17	3000	May-10	$57.35	2000
June-09	$55.17	3000	June-10	$57.35	2000
July-09	$55.17	3000	July-10	$57.35	2000
August-09	$55.17	3000	August-10	$57.35	2000
September-09	$54.81	3000	September-10	$57.35	2000
October-09	$54.81	3000	October-10	$57.35	2000
November-09	$54.81	3000	November-10	$57.35	2000
December-09	$54.81	3000	December-10	$57.35	2000